RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT is made this 29th day of April, 2009 by and among CHINA IVY SCHOOL, INC. a Nevada Company (the "Company"), and each of the shareholders of YOUBANG HUMAN RESOURCES COMPANY, a Company of the People's Republic of China ("Youbang").

                                   RECITALS:

On March 6, 2009, the Company, acting through its wholly owned subsidiary, Su Zhou Blue Tassel School consummated a Purchase and Sale Agreement (the "Purchase Agreement") with all of the shareholders of Youbang (the "Youbang Shareholders") pursuant to which the Company issued 20,000,000 shares of its common stock, $.0000001 par value (the "Common Stock), to the Youbang Shareholders in consideration of shares representing ninety percent (90%) of the outstanding shares of Youbang (the "Youbang Shares").

After further investigation and due diligence, the Company and the Youbang Shareholders have determined that the business interests of each are not served by the continued ownership of Youbang by the Company. Consequently, the Company and the Youbang Shareholders have determined to rescind the previous Purchase and Sale Agreement, and to return all parties to their previous positions, as if the transaction had not occurred.

NOW, THEREFORE, in consideration of the foregoing recitals, as well as the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I. RESCISSION PROVISIONS

      1.1 RETURN OF SECURITIES. Simultaneously with the execution and delivery hereof (i) the Company shall return to each Youbang Shareholder all of the Youbang Shares delivered to the Company pursuant to the Purchase Agreement together with all other rights, claims and interests it may have with respect to Youbang or its respective assets and (ii) each Youbang Shareholder shall return to the Company all shares of the Company issued to him pursuant to the Purchase Agreement together with all other rights, claims and interests he or she may have with respect to the Company or its respective assets.

ARTICLE II. THE COMPANY'S REPRESENTATIONS AND WARRANTIES

The Company hereby makes the following representations and warranties to the Youbang Shareholders.

      2.1 ORGANIZATION. The Company is a Company duly organized, validly existing and in good standing under the laws of the State of Nevada.

      2.2 AUTHORITY AND APPROVAL OF AGREEMENT.

            (a) The execution and delivery of this Agreement by the Company and the performance of all the Company's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of the Company pursuant to applicable law. The Company has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

            (b) This Agreement and any other documents, instruments and agreements executed by the Company in connection herewith constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

      2.3 NO VIOLATIONS. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Company in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Company, any provision of any contract to which the Company may be bound, any judgment or any law applicable to the Company; or (ii) will or could result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, the Youbang Shares to be returned by the Company.

      2.4 ABSENCE OF LIENS. All of the Youbang Shares to be returned by the Company pursuant hereto are owned by the Company or its subsidiary free and clear of all liens, charges, encumbrances or claims of any kind whatsoever, except for restrictions imposed by federal or applicable state securities laws. There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character which provide for, require or permit the sale, purchase or issuance of any shares of Youbang to be returned by the Company.

ARTICLE III. YOUBANG SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES

Each of the Youbang Shareholders hereby makes the following representations and warranties to the Company.

      3.1 AUTHORITY AND APPROVAL OF AGREEMENT.

            (a) Such Shareholder has the power and authority to execute and deliver this Agreement and to perform all of his obligations hereunder.

            (b) This Agreement and each of the other documents, instruments and agreements executed by such Shareholder in connection herewith constitute the valid and legally binding agreements of such Shareholder, enforceable against him in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

      3.2 NO VIOLATIONS. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by such Shareholder in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Youbang, any provision of any contract to which Youbang or the Shareholder may be bound, or any judgment or law applicable to Youbang or the Shareholder; or (ii) will or could result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, the shares of the Company to be returned by such Shareholder.

      3.3 ABSENCE OF LIENS. All of the Company's shares to be returned to the Company by such Shareholder pursuant hereto are owned by such Shareholder free and clear of all liens, charges, encumbrances or claims of any kind whatsoever, except for restrictions imposed by federal or applicable state securities laws. There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character which provide for, require or permit the sale, purchase or issuance of any shares of the Company to be returned by the Company by such Shareholder.

ARTICLE IV. MUTUAL RELEASES.

      4.1 BY THE COMPANY. The Company, on behalf of itself and each of its subsidiaries (hereinafter, collectively referred to as "Company Releasor"), hereby forever releases and discharges each of the Youbang Shareholders and their respective heirs, successors, and assigns (collectively, the "Shareholder Releasees") from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, that have been or could have been asserted as a result of or by reason of any act, omission, transaction or occurrence up to and including the date of the execution of this Agreement.

      4.2 BY THE YOUBANG SHAREHOLDERS. Each Youbang Shareholder, on behalf of himself and each of his successors and assigns (hereinafter, collectively referred to as "Shareholder Releasor"), hereby forever releases and discharges the Company and its subsidiaries, successors, and assigns (collectively, the "Company Releasees") from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, that have been or could have been asserted as a result of or by reason of any act, omission, transaction or occurrence up to and including the date of the execution of this Agreement.

ARTICLE V. INTERPRETATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      5.1 INTERPRETATION. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

      5.2 SURVIVAL. All representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof, the Closing, the consummation of the transaction contemplated hereby and any investigation.

ARTICLE VI. MISCELLANEOUS

      6.1 ENTIRE AGREEMENT. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless same shall be in writing and signed by the parties hereto.

      6.2 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

      6.3 AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

      6.4 NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

      6.5 GENDER AND USE OF SINGULAR AND PLURAL. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

      6.6 COUNTERPARTS. This Agreement and any Amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      6.7 HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

      6.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Nevada.

      6.9 FURTHER ASSURANCES. The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.


                                              CHINA IVY SCHOOL INC.

                                              By: /s/ Yongqi Zhu
                                                  ------------------------------
                                                  Name: Yongqi Zhu
                                                  Title: Chief Executive Officer


                                              YOUBANG SHAREHOLDERS:

/s/ Yongxia Tan                               /s/ Jianwei Wu
-----------------------                       -----------------------
Yongxia Tan                                   Jianwei Wu


/s/ Junhua Tang                               /s/ Wei Li
-----------------------                       -----------------------
Junhua Tang                                   Wei Li


/s/ Xuehui Jiang                              /s/ Surong Gong
-----------------------                       -----------------------
Xuehui Jiang                                  Surong Gong


                                              /s/ Changgen Ma
                                              -----------------------
                                              Changgen Ma